Exhibit 99.1
September 4, 2003, Investor Frequently Asked Questions and Answers

From time to time, Investor Relations will provide FAQs on various topics of interest to investors. The following is a compilation of frequently asked questions and answers.

Q.

In July, Schering-Plough reported that a Phase III clinical study evaluating the oral form of NOXAFIL in patients with serious invasive fungal infections successfully met the study's primary endpoint. Are there plans to develop this product as an intravenous (I.V.) formulation or for its use in additional indications?

A.

NOXAFIL is a novel, oral broad-spectrum antifungal being developed for the treatment of life-threatening invasive fungal infections, including Aspergillosis, that are resistant to currently available antifungal treatments. These opportunistic fungal infections occur in severely immunocompromised patients, such as organ transplant patients or cancer patients undergoing chemotherapy. An I.V. formulation is being pursued and NOXAFIL is being studied for prophylactic use in immunocompromised patients.

Q.	Where are the revenues reflected from the return of the rights of Losec in Italy and Spain to Astra AB in 1998? In 2003, how much revenue did you recognize and when will this revenue end?

A.

The revenue recognition from the previously disclosed return of the rights of Losec in Italy and Spain to Astra AB are reflected as "alliance revenue" in the Other Pharmaceutical sales line. The revenue recognized for 2003 will be approximately $130 million and revenue will cease for this product at the end of the 2003 third quarter. The impact of this was factored into the earnings outlook that was included in the Company's August 21, 2003, press release.

Q.	The Company has faced challenges in its quality management processes in manufacturing, research and development and other technical and regulatory functions. Is progress being made in these areas?

A.

Schering-Plough's senior management is committed to making improvements in this area. In April, the Board of Directors hired a new CEO and he has recruited and continues to recruit additional executives who have strengths in these areas. The Board of Directors and its Business Practices Oversight Committee (established in 2002) oversee non-financial compliance and receive regular updates from the CEO and other executives on the progress in these areas.

Disclosure Notice

Cautionary Factors that May Affect Future Results (Cautionary Statements Under the Private Securities Litigation Reform Act of 1995).

These Frequently Asked Questions may contain "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations or forecasts of future events. They use words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "project," "intend," "plan," "potential," "will," and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts.

In particular, forward-looking statements include statements relating to future actions, prospective products, future revenues from various products, sales efforts, growth strategy and financial results.

Any or all of our forward-looking statements here or in other publications may turn out to be wrong. Our actual results may vary materially, and there are no guarantees about the performance of Schering-Plough stock. Schering-Plough does not assume the obligation to update any forward-looking statement.

You should carefully consider any forward-looking statement and should understand that many factors could cause actual results to differ from Schering-Plough's forward-looking statements. These factors include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not.

For further details and a discussion of these and other risks and uncertainties, see Schering-Plough's Securities and Exchange Commission (SEC) filings, including Schering-Plough's 2003 Second Quarter 10-Q filed with the Commission on July 31, 2003, the 8-K filed August 22, 2003 and future SEC filings.